As filed with the Securities and Exchange Commission on December  5, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
MIDWAY GAMES INC.
(Exact name of Registrant as specified in its charter)

Delaware	22-2906244
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)
2704 West Roscoe Street, Chicago, Illinois 60618 (773) 961-2222
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Deborah K. Fulton, Esq.
Senior Vice President, Secretary and General Counsel
Midway Games Inc.
2704 West Roscoe Street, Chicago, Illinois 60618 (773) 961-2222
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Pamela E. Flaherty, Esq.
Blank Rome LLP
405 Lexington Avenue
New York, NY 10174
(212) 885-5174
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

		Proposed maximum	Proposed maximum
	Amount to	offering price	aggregate offering	Amount of
Title of securities to be registered	be registered	per share	price	Registration Fee
Common stock, par value $.01 (1)	61,905 shares (2)	$22.46(3)	$1,390,387(3)	$0 (4)

(1)	Also relates to stock purchase rights that are attached to all shares of common stock of the Registrant in accordance with the Third Amended and Restated Rights Agreement between the Registrant and The Bank of New York, dated October 14, 2003. These rights are not exercisable until the occurrence of events specified in the Rights Agreement, are evidenced by the certificates for the common stock and are transferred along with and only with the common stock. The value attributable to these rights, if any, is reflected in the value of the common stock, and, accordingly, no separate fee is paid.

(2)	Represents (i) 61,905 shares of common stock of the Registrant being registered for resale by the holder of these shares; and (ii) an indeterminable number of additional shares of common stock, pursuant to Rule 416 under the Securities Act of 1933, that may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions affecting the shares to be offered by the holder.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933 based on the average of the high and low prices of the Registrant’s common stock reported on the New York Stock Exchange on November 30, 2005.

(4)	The registration fee has been reduced by $148.77, which amount is being offset, under Rule 457(p), against fees previously paid with the Registrant’s registration statement on Form S-3, initially filed on June 22, 2001 (File No. 333-63642) in respect of 5,814,108 of the shares registered in that offering which were never sold or issued in that offering and were subsequently deregistered.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
MIDWAY GAMES INC.
61,905 Shares of
Common Stock, par value $.01

     The Selling Stockholder named in this prospectus is offering up to 61,905 shares of our common stock by means of this prospectus, as described under the heading “Selling Stockholder” on page 3 below. The selling stockholder acquired the shares of our common stock covered by this prospectus in connection with our acquisition of CWS Entertainment Ltd. d/b/a Paradox Development (“Paradox”), a software development company.
     Our principal executive office is located at 2704 West Roscoe Street, Chicago, IL 60618, and our telephone number at that location is (773) 961-2222. Our common stock is listed on the New York Stock Exchange under the symbol “MWY.” On November 30, 2005, the last reported sale price of our common stock on the NYSE was $21.92 per share.
     The selling stockholder may offer the shares covered by this prospectus through public or private transactions, at prevailing market prices, at privately negotiated prices or by any other lawful method. The selling stockholder may sell these shares at any time, but she is not required to sell any shares. More detailed information about the distribution of the shares is found in the section of this prospectus entitled “Plan of Distribution.”

Investing in our common stock involves risks.
See “Risk Factors” on page 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                                                              , 2005.

About this Prospectus
     You should carefully read this prospectus before purchasing our common stock, including the information under the heading “Risk Factors.” You should also carefully read the documents that are identified under the heading “Documents Incorporated by Reference” near the end of this prospectus.
Risk Factors
     An investment in our securities involves significant risks. You should carefully consider the risk factors filed as an exhibit to our Current Report on Form 8-K dated September 13, 2005 and the risks discussed under the caption “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and in the Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that are incorporated by reference in this prospectus. The risks described in those reports are the material risks of which we are currently aware. Additional risks and uncertainties not currently known to us or that we currently view as immaterial may also impair our business operations. The occurrence of any of the risks could significantly harm our business, results of operations or financial condition. In that case, you may lose all or part of your investment.
Forward-Looking Statements
     This prospectus contains or incorporates by reference “forward-looking statements” within the meaning of the federal securities laws. These statements describe our plans, strategies and goals and our beliefs concerning future business conditions and our business outlook based on currently available information. Forward-looking statements typically are identified by the use of terms such as “may,” “will,” “could,” “should,” “expect,” “anticipate,” “seek,” “believe,” “plan,” “strategy,” “estimate,” “intend” and similar words, although some forward-looking statements are expressed differently. Our actual results could differ materially from those described in the forward-looking statements due to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to:
•	dependence on new product introductions and the ability to maintain the scheduling of such introductions;

•	the performance of the interactive entertainment industry;

•	the current home console transition and other technological changes; and

•	dependence on major platform manufacturers.
     You should consider carefully the discussion of risks and uncertainties incorporated by reference as described under the heading “Risk Factors” above and discussed in other sections of this prospectus, which describe additional factors that could cause our actual results to differ from the expectations expressed in the forward-looking statements. We make no commitment to update the forward-looking statements included in this prospectus, except as required by law.
Use of Proceeds
     We will not receive any proceeds from the sale of the shares of common stock by the selling stockholder in this offering.

Price Range of Common Stock
     Our common stock is traded publicly on the NYSE under the symbol “MWY.” The following table shows the high and low closing sale prices of our common stock for the periods indicated as reported on the NYSE:

Calendar Period	High	Low
2003
First Quarter	$4.62	$2.95
Second Quarter	4.22	3.14
Third Quarter	3.82	2.10
Fourth Quarter	3.92	2.62
2004
First Quarter	$7.38	$3.65
Second Quarter	12.85	7.25
Third Quarter	12.53	9.45
Fourth Quarter	11.63	9.23
2005
First Quarter	$10.66	$8.69
Second Quarter	11.11	8.19
Third Quarter	16.51	11.19
Fourth Quarter (through November 30, 2005)	23.39	15.09
     On November 30, 2005, there were approximately 1,050 holders of record of our common stock. On November 30, 2005, the last sale price reported on the NYSE for our common stock was $21.92 per share.
Dividend Policy
     No cash dividends with respect to our common stock have been declared or paid during fiscal 2005 or were declared or paid during fiscal 2004 or fiscal 2003. In addition, under our credit facility we are prohibited from paying cash dividends on our common stock. We plan to retain any earnings to fund the operation of our business.
Selling Stockholder
     On November 23, 2004, we issued 319,049 shares of our common stock to Christine Hsu as consideration for all of the shares of capital stock of CWS Entertainment Ltd., doing business as Paradox Development. 31,905 of these shares will be held in escrow until November 23, 2007 to cover potential indemnification obligations of Ms. Hsu to us. 185,715 of these shares have restrictions on transfer that lapse as to 61,905 shares on each of November 23, 2005, November 23, 2006 and November 23, 2007. Up to 71,429 of these shares are subject to forfeiture if Ms. Hsu terminates her employment with us, or we terminate her employment for cause, before the restrictions lapse. The risk of forfeiture will lapse as to the 71,429 shares if we terminate Ms. Hsu’s employment without cause, if Ms. Hsu terminates her employment with us for good reason, or if Ms. Hsu’s employment with us terminates by reason of her death or disability.
     This prospectus relates to the 61,905 shares (including 31,905 shares held in escrow) that may not be sold until November 23, 2007.
     Prior to the acquisition, Paradox provided videogame development services to us and continues as one of our development studios under the name of Midway Studios-Los Angeles Inc. Ms. Hsu was a director and officer of Paradox prior to the acquisition and remains employed by us. Except as described above, Ms. Hsu has not had any material relationships with us in the past three years.
     Ms. Hsu has advised us that she is not a registered broker-dealer and that she is not an affiliate of any registered broker-dealer.
     The second column in the table below lists the number of shares of our common stock beneficially owned by Ms. Hsu prior to this offering. The third column lists the number of shares of our common stock that may be offered by Ms. Hsu through this prospectus. The fourth and fifth columns assume the sale of all of the shares offered by Ms. Hsu in this offering. Ms. Hsu is not required to sell any of her shares included in this prospectus. We do not know whether Ms. Hsu will sell any or all of her shares of common stock under this prospectus.

	Amount and Nature	Number of Shares
	of Beneficial	of Common Stock	Shares	Percent of Class
	Ownership Prior to	Offered by this	Beneficially Owned	Beneficially Owned
Name of selling stockholder	Offering	Prospectus	After Offering	After Offering
Christine Hsu	225,715*	61,905	163,810 (1)	*

*	Less than 1%.

(1)	This amount represents the remaining number of shares of the selling stockholder that are included in the prospectus that we previously filed on January 28, 2005 as part of Amendment No. 1 to registration statement no. 333-121523.
Plan of Distribution
     The shares of common stock to be sold in this offering are listed for trading on the NYSE. The selling stockholder may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.
     The selling stockholder may sell all or a portion of the common stock beneficially owned by her and offered through this prospectus directly or through one or more broker-dealers or agents. If the common stock is sold through broker-dealers or agents, the selling stockholder will be responsible for any commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, at negotiated prices or in a combination of any of these methods of sale or by any other method permitted under applicable law.
     The selling stockholder, or her successor in interest, and any underwriters, brokers, dealers or agents that participate in the distribution of shares of common stock, may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts allowed to the broker-dealer may be deemed to be underwriting discounts or commissions under the Securities Act. Under the securities laws of some states, the shares of common stock may be sold in those states only through registered or licensed brokers or dealers.
     The selling stockholder has advised us that she has acquired her shares of common stock offered through this prospectus for investment and not for sale or distribution, except pursuant to a registration statement or an applicable exemption from registration under the Securities Act. The selling stockholder has also advised us that she is not a registered broker-dealer and is not an affiliate of a registered broker-dealer. We do not know whether the selling stockholder will sell any or all of her shares of common stock under this prospectus.

     We will pay all expenses of the registration of the shares of common stock being offered under this prospectus, including SEC filing fees. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of common stock. We expect that our expenses for this offering, including primarily filing fees and legal expenses, will be approximately $15,000.
     We will indemnify the selling stockholder against liabilities, including some liabilities under the Securities Act and the Securities Exchange Act of 1934, in accordance with the agreement governing the acquisition. We will be indemnified by the selling stockholder against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder for use in this prospectus.
     Each share of common stock is sold together with stock purchase rights under our Third Amended and Restated Rights Agreement with the Bank of New York, as rights agent. These rights are described in a registration statement on Form 8-A/A, Amendment No. 4 (File No. 001-12367), which we filed with the SEC on October 16, 2003. See “Documents Incorporated by Reference” below.
Legal Matters
     The validity of the issuance of the shares offered by this prospectus will be passed upon by our counsel, Blank Rome LLP, New York, New York. As of November 30, 2005, partners of Blank Rome LLP held options to purchase 25,000 shares of our common stock.
Experts
     Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2004, and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2004, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
Where You Can Find More Information
     We have filed a registration statement on Form S-3 with the SEC in connection with this offering (File No. 333-                    ). In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC in accordance with the requirements of the Securities Exchange Act of 1934. We make our reports available free of charge through our corporate website at www.midway.com as soon as reasonably practicable after we file each report with the SEC. Our filings with the SEC are also available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F. St., N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also read copies of reports, proxy statements and other documents at the offices of the NYSE, 20 Broad Street, New York, NY 10005.
     This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any contract or other document of ours, you should refer to the exhibits that are a part of the registration statement for a copy of the contract or document.

Documents Incorporated by Reference
     The SEC allows us to “incorporate by reference” into this prospectus information that we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information that is incorporated by reference is an important part of this prospectus. Information we later file with the SEC prior to the completion of the offering will automatically modify, update or supersede information in this prospectus, in a supplement to this prospectus or in a document incorporated or deemed to be incorporated by reference herein. Any statement so modified, updated or superseded shall not be deemed, except as so modified, updated or superseded, to constitute a part of this prospectus.
     We incorporate by reference into this prospectus the following documents that we have filed with the SEC:
•	our Annual Report on Form 10-K for the year ended December 31, 2004;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005 and September 30, 2005;

•	our Current Reports on Form 8-K filed on March 9, 2005, June 7, 2005, August 5, 2005, August 26, 2005, September 15, 2005, September 19, 2005, September 21, 2005, October 5, 2005, October 7, 2005, and December 5, 2005; and

•	the description of our common stock and accompanying rights contained in our registration statement on Form 8-A/A, Amendment No. 4 (File No. 001-12367) filed on October 16, 2003.
     We also incorporate by reference all future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934 on or after (1) the date of the filing of the registration statement containing this prospectus and prior to the effectiveness of the registration statement and (2) the date of this prospectus and prior to the completion of this offering. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC.
     We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference in this prospectus. You may request copies of this information in writing or orally, and we will provide it at no cost. You may contact us at:
Midway Games Inc.
2704 West Roscoe Street
Chicago, IL 60618
Attention: Investor Relations
Telephone: (773) 961-2222

     You should rely only on the information incorporated by reference or contained in this prospectus. We have not authorized any dealer, salesperson or other person to give you different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the selling stockholders are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus is accurate as of the date of the prospectus only. Our business, results of operations, financial condition and prospects may change after that date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     The table below itemizes the expenses payable by the Registrant in connection with the registration and issuance of the securities being registered hereunder. The Registrant will bear all expenses of this offering. All amounts shown are estimates, except for the SEC registration fee.

SEC Registration Fee or Offset	$149
Accounting Fees and Expenses	$2,500
Legal Fees and Expenses	$10,000
Miscellaneous	$2,351

Total	$15,000
Item 15. Indemnification of Directors and Officers.
     The Registrant’s authority to indemnify its officers and directors is governed by the provisions of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”), by the Amended and Restated Bylaws of the Registrant (the “Bylaws”), by the Amended and Restated Certificate of Incorporation, as amended, of the Registrant (the “Certificate of Incorporation”) and by indemnification agreements entered into with directors and officers (the “Indemnity Agreements”).
     Under Section 145 of the DGCL, directors and officers as well as other employees and individuals may be indemnified against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a “derivative action”)) if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the Registrant.
     The Certificate of Incorporation and Bylaws provide that the Registrant shall, to the fullest extent permitted by Section 145 of the DGCL, (i) indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and (ii) advance expenses related thereto to any and all said persons. The indemnification and advancement of expenses provided for therein shall not be deemed to be exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such offices, and shall continue as to persons who have ceased to be directors, officers, employees or agents and shall inure to the benefit of the heirs, executors and administrators of such persons. In addition, the Certificate of Incorporation provides for the elimination of personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL, as amended and supplemented.

     The Indemnity Agreements provide for the indemnification of officers and directors to the fullest extent permitted by the laws of the State of Delaware, and obligate the Registrant to provide the maximum protection allowed under Delaware law. In addition, the Indemnity Agreements supplement and increase that protection.
     The Registrant has purchased an insurance policy that provides coverage for losses of up to an aggregate amount of $20 million arising from claims made against the directors or officers for any actual or alleged wrongful act in their capacities as directors or officers of the Registrant. The coverage only applies, however, if indemnity is not available pursuant to the provisions described above.
Item 16. Exhibits.
The following exhibits are being furnished herewith or incorporated by reference herein:

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant dated October 25, 1996, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, as amended, File No. 333-11919, initially filed on September 13, 1996 and effective October 29, 1996 (the “S-1 Registration Statement”).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated February 25, 1998, incorporated herein by reference to the Registrant’s Registration Statement on Form 8-A/A, Amendment No. 1, filed on April 20, 1998.

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated August 5, 2003, incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

4.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant dated February 17, 2004, incorporated herein by reference to the Registrant’s Registration Statement on Form S-3, File No. 333-113077, initially filed on February 25, 2004.

4.5	Amended and Restated By-laws of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form S-3, File No. 333-116334, initially filed on June 10, 2004.

4.6	Specimen Certificate of Common Stock, incorporated by reference to the S-1 Registration Statement.

4.7	Third Amended and Restated Rights Agreement, dated as of October 14, 2003, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the current report on Form 8-K filed by the Registrant on October 15, 2003.

4.8	Form of Restricted Stock Agreement between the Registrant and Christine Hsu, incorporated by reference to an exhibit to Amendment No. 1 to the Registrant’s registration statement on Form S-3, as amended, filed on January 28, 2005 (File No. 333-121523).

5	Opinion of Blank Rome LLP, counsel for the Registrant.

Exhibit
Number	Description

23.1	Consent of Blank Rome LLP (contained in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page hereto).
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that clauses (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) this is part of the registration statement.

          (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B

               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer of controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on this 30th day of November, 2005.

MIDWAY GAMES INC.
By:	/s/ David F. Zucker
David F. Zucker
President and Chief Executive Officer

Power of Attorney
     Each person whose signature to this Registration Statement appears below hereby appoints David F. Zucker, Thomas E. Powell and Deborah K. Fulton, and each of them acting singly, as his attorney-in-fact, to sign on his behalf individually and in the capacity stated below (i) any and all amendments (including post-effective amendments), supplements and additions to this registration statement, (ii) any and all registration statements relating to an offering contemplated pursuant to Rule 415 of the Securities Act of 1933, as amended, and (iii) any and all registration statements filed pursuant to Rule 462 under the Securities Act, of Midway common stock and any and all amendments (including post-effective amendments), supplements and additions thereto, and to file each of the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or each of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ David F. Zucker David F. Zucker	November 30, 2005	President and Chief Executive Officer (Principal Executive Officer)

/s/ Thomas E. Powell Thomas E. Powell	November 30, 2005	Executive Vice President—Finance, Treasurer and Chief Financial Officer (Principal Financial Officer)

/s/ James R. Boyle James R. Boyle	November 30, 2005	Vice President—Finance, Controller and Assistant Treasurer (Principal Accounting Officer)

/s/ Peter C. Brown Peter C. Brown	November 30, 2005	Director

/s/ William C. Bartholomay William C. Bartholomay	November 30, 2005	Director

/s/ Joseph A. Califano, Jr. Joseph A. Califano, Jr.	November 30, 2005	Director

/s/ Kenneth D. Cron Kenneth D. Cron	November 30, 2005	Director

/s/ Shari E. Redstone Shari E. Redstone	November 30, 2005	Director

/s/ Ira S. Sheinfeld Ira S. Sheinfeld	November 30, 2005	Director

/s/ Robert N. Waxman Robert N. Waxman	November 30, 2005	Director

EXHIBIT INDEX
Exh. No. Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant dated October 25, 1996, incorporated herein by reference to the Registrant’s Registration Statement on Form S-1, as amended, File No. 333-11919, initially filed on September 13, 1996 and effective October 29, 1996 (the “S-1 Registration Statement”).

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated February 25, 1998, incorporated herein by reference to the Registrant’s Registration Statement on Form 8-A/A, Amendment No. 1, filed on April 20, 1998.

4.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated August 5, 2003, incorporated herein by reference to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

4.4	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of the Registrant dated February 17, 2004, incorporated herein by reference to the Registrant’s Registration Statement on Form S-3, File No. 333-113077, initially filed on February 25, 2004.

4.5	Amended and Restated By-laws of the Registrant, incorporated herein by reference to the Registrant’s Registration Statement on Form S-3, File No. 333-116334, initially filed on June 10, 2004.

4.6	Specimen Certificate of Common Stock, incorporated by reference to the S-1 Registration Statement.

4.7	Third Amended and Restated Rights Agreement, dated as of October 14, 2003, between the Registrant and The Bank of New York, as Rights Agent, incorporated by reference to the current report on Form 8-K filed by the Registrant on October 15, 2003.

4.8	Form of Restricted Stock Agreement between the Registrant and Christine Hsu, incorporated by reference to an exhibit to Amendment No. 1 to the Registrant’s registration statement on Form S-3, as amended, filed on January 28, 2005 (File No. 333-121523).

5	Opinion of Blank Rome LLP, counsel for the Registrant.

23.1	Consent of Blank Rome LLP (contained in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page hereto).